                            STOCK PURCHASE AGREEMENT           EXHIBIT 10.14

                          DATED AS OF FEBRUARY 1, 1996

                                     AMONG

                                 PGI COMPANY J,

                            EPIC ENTERPRISES, INC.,

                                 HARRY SCHWARTZ

                                      AND

                                CHARLES SCHWARTZ

                               TABLE OF CONTENTS

                                                                        Page
----------------------------------------------------------------------------


 1.  Definitions..........................................................   2
     -----------
      1.1.   Use of Defined Terms.........................................   2
             --------------------
      1.2.   Accounting Terms.............................................   2
             ----------------
      1.3.   Exhibition Ownership and Exhibition Management...............   2
             ----------------------------------------------
      1.4.   Sections, Exhibits and Schedules.............................   3
             --------------------------------
      1.5.   Miscellaneous Terms..........................................   3
             -------------------
      1.6.   Buyer's Parent...............................................   3
             --------------

 2.  Purchase and Sale of the Company Shares..............................   3
     ---------------------------------------
      2.1.   Purchase and Sale of the Company Shares......................   3
             ---------------------------------------
      2.2.   Purchase Price...............................................   4
             --------------
      2.3.   Definition of Net Income Pre-Tax.............................   8
             --------------------------------
      2.4.   Financial Statements for Fiscal Years 1997 and 1998..........   9
             ---------------------------------------------------

 3.  Closing..............................................................   9
     -------

 4.  Deliveries at the Closing............................................   9
     -------------------------
      4.1.   Deliveries to the Buyer by the Sellers.......................   9
             ----------------------------------------
      4.2.   Deliveries to the Sellers by the Buyer.......................  12
             ----------------------------------------

 5.  Representations and Warranties of the Company and Sellers............  13
     ---------------------------------------------------------
      5.1.   Ownership; Transfer of the Company Shares....................  14
             -----------------------------------------
      5.2.   Authority....................................................  14
             ---------
      5.3.   Approvals....................................................  16
             ---------
      5.4.   No Brokers...................................................  16
             ----------
      5.5.   Organization, Qualification to Do Business...................  16
             ------------------------------------------
      5.6.   Capital Stock................................................  18
             -------------
      5.7.   No Subsidiaries, Etc. .......................................  18
             --------------------
      5.8.   Financial Statements.........................................  18
             --------------------
      5.9.   Absence of Certain Changes...................................  19
             --------------------------
      5.10.  Taxes........................................................  22
             -----
      5.11.  Non-Contravention............................................  23
             -----------------
      5.12.  Title to and Condition of the Assets of the Company..........  24
             ---------------------------------------------------

      5.13.  Litigation...................................................  26
             ----------
      5.14   Employee Benefit Plans and Other Arrangements................  27
             ---------------------------------------------
      5.15.  Contracts....................................................  29
             ---------
      5.16.  Insurance....................................................  31
             ---------
      5.17.  Trademarks, Etc. ............................................  31
             ---------------
      5.18.  Transactions with Interested Persons.........................  32
             ------------------------------------
      5.19   Compliance with Laws, etc. ..................................  33
             ---------------------------
      5.20.  No Undisclosed Liabilities, Etc. ............................  34
             -------------------------------
      5.21.  Environmental Matters........................................  34
             ---------------------
      5.22.  Governmental Authorizations and Regulations..................  36
             -------------------------------------------
      5.23.  Accounting Practices.........................................  36
             --------------------
      5.24.  Minute Books.................................................  37
             ------------
      5.25.  Employee Matters.............................................  37
             ----------------
      5.26.  Accuracy of Information Furnished............................  38
             ---------------------------------
      5.27.  Disclosure...................................................  38
             ----------

 6.  Representations and Warranties of Buyer..............................  39
     ---------------------------------------
      6.1.   Authority for Agreements.....................................  39
             ------------------------
      6.2.   Non-Contravention............................................  39
             -----------------
      6.3.   Approvals....................................................  40
             ---------
      6.4.   No Brokers...................................................  40
             ----------
      6.5.   Accuracy of Information Furnished............................  40
             ---------------------------------
      6.6.   Organization, Good Standing..................................  41
             ---------------------------

 7.  Covenants of the Company and Each of the Sellers.....................  41
     ------------------------------------------------
      7.1.   Access, Information and Documents............................  41
             ---------------------------------
      7.2.   Conduct of Business Pending Closing..........................  42
             -----------------------------------
      7.3.   Consents and Approvals.......................................  44
             ----------------------
      7.4.   Confidential Material........................................  44
             ---------------------
      7.5.   Employment Contract..........................................  46
             -------------------
      7.6.   Liability for Federal, State and Local Taxes.................  46
             --------------------------------------------
      7.7.   Claims Experience............................................  46
             -----------------
      7.8.   Employment and Employee Benefits.............................  46
             --------------------------------
      7.9.   Non-Competition..............................................  47
             ---------------
      7.10.  Subordination Agreement......................................  48
             -----------------------
      7.11.  Further Assurances...........................................  48
             ------------------
      7.12.  Termination of Company's Benefit Plans.......................  49
             --------------------------------------
      7.13.  Release of Liens.............................................  49
             ----------------

 8.  Covenants of the Buyer...............................................  49
     ----------------------

      8.1.   Confidential Information.....................................  49
             ------------------------
      8.2.   Consents and Agreements......................................  50
             -----------------------
      8.3.   Employment and Employee Benefits.............................  51

      8.4.   Termination of Company's Benefit Plans.......................  52
             --------------------------------------
      8.5.   Undisclosed Liabilities......................................  52
             -----------------------
      8.6.   Payment of Assumed Liabilities...............................  52
             ------------------------------
      8.7.   H. Schwartz Employment Agreement and C. Schwartz Employment
             -----------------------------------------------------------
             Agreement....................................................  53
             ---------
      8.8.   Further Assurances...........................................  53
             ------------------

 9.  Conditions Precedent to the Sellers' Obligation to Sell the Company
     -------------------------------------------------------------------
     Shares...............................................................  53
     ------
      9.1.   The Buyer's Performance......................................  53
             -----------------------
      9.2.   Consents and Approvals.......................................  54
             ----------------------
      9.3.   No Legal Impediment..........................................  54
             -------------------

10.  Conditions Precedent to the Buyer's Obligation to Purchase the
     --------------------------------------------------------------
     Company's Shares.....................................................  54
     ----------------
     10.1.   Company's and the Sellers' Performance.......................  54
             --------------------------------------
     10.2.   Consents and Approvals.......................................  55
             ----------------------
     10.3.   Physical Properties..........................................  55
             -------------------
     10.4.   No Legal Impediment..........................................  56
             -------------------
     10.5.   Closing of Buyer's Purchase of Epic Enterprises of
             --------------------------------------------------
             Nevada, Inc. ................................................  56
             ------------
     10.6.   Goren Epic Partnership.......................................  56
             ----------------------
     10.7.   Gideon Goren.................................................  56
             ------------

11.  Termination..........................................................  56
     -----------
     11.1.   Termination by the Buyer.....................................  56
             ------------------------
     11.2.   Termination by the Company or the Sellers....................  57
             -----------------------------------------
     11.3.   Effect of Termination........................................  57
             ---------------------

12.  Indemnification......................................................  58
     ---------------
     12.1.   Indemnification of the Buyer and the Company.................  58
             --------------------------------------------
     12.2.   Indemnification of the Sellers...............................  60
             ------------------------------
     12.3.   Procedure for Indemnification................................  61
             -----------------------------
     12.4.   Survival of Representations, Warranties, Covenants and
             ------------------------------------------------------
             Indemnification..............................................  63
             ---------------

13.  Miscellaneous........................................................  63
     -------------
     13.1.   Complete Agreement; Amendments; Waivers......................  63
             ---------------------------------------
     13.2.   Counterparts.................................................  64
             ------------
     13.3.   Successors and Assigns.......................................  64
             ----------------------

     13.4.   Governing Law................................................  64
             -------------
     13.5.   Notices......................................................  64
             -------
     13.6.   Expenses.....................................................  66
             --------
     13.7.   Headings; Form of Words......................................  66
             -----------------------
     13.8.   Severability.................................................  67
             ------------

                            STOCK PURCHASE AGREEMENT
                            ------------------------

     STOCK PURCHASE AGREEMENT (the "Agreement") dated as of the 1st day of February, 1996 by and among PGI Company J, a Virginia corporation (the "Buyer"), Epic Enterprises, Inc., a California corporation ("Epic" or the "Company"), Harry Schwartz, an individual residing at 650 Columbia Street, No. 112, San Diego, CA 92101 ("H. Schwartz"), and Charles Schwartz, an individual residing at 655 India Street, No. 421, San Diego, CA 92101 ("C. Schwartz") (collectively, H. Schwartz and C. Schwartz shall be referred to as the "Sellers" and individually as a "Seller");

     WHEREAS, prior to Closing, Sellers will be the sole stockholders of Epic owning Three Thousand Nine Hundred Twenty-Eight (3,928) shares of the common stock of Epic, which comprise all of the issued and outstanding shares of common stock of Epic; and

     WHEREAS, the Buyer desires to purchase from the Sellers, and the Sellers desire to sell to the Buyer, one hundred percent (100%) of the outstanding capital stock of the Company (the "Company Shares") all upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants, agreements, representations, and warranties herein contained, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound, hereby agree as follows:

      1.  Definitions.
          -----------

           1.1.     Use of Defined Terms.  Any defined term used in the plural
                    --------------------
shall refer to all members of the relevant class, and any defined term used in the singular shall refer to any one or more of the members of the relevant class.

           1.2.     Accounting Terms.  All accounting terms not otherwise
                    ----------------
defined in this Agreement shall be construed in conformity with, and all financial data of the Buyer required to be submitted by this Agreement shall be prepared in conformity with, generally accepted accounting principles ("GAAP") and all financial data of Company, required to be submitted by this Agreement shall be prepared on a modified accrual basis applied on a historically consistent basis.

           1.3.     Exhibition Ownership and Exhibition Management.  Exhibition
                    ----------------------------------------------
ownership is the ownership of and proprietary rights to exhibitions and trade shows. Exhibition management is exhibit space sales, liaison with exhibitors, development of programs to increase exhibit space sales, trade advertisement for exhibition, development of budgets for exhibitions, preparation of post-exhibition analysis, promotion of exhibition, development and maintenance of floor plans for exhibition, maintenance of exhibition documents, coordination of seminars and workshops, on-site management of exhibitions to include set-up and tear-down, maintenance of an office at exhibition, assignment of exhibit space, coordination of activities between exhibitors and service contractors, contracting for and providing security for exhibition, negotiating for hotel room blocks, contracting for and providing registration services for exhibition and maintenance of financial statements for exhibition.

           1.4.     Sections, Exhibits and Schedules.  References in this
                    --------------------------------
Agreement to Sections, Exhibits and Schedules are to Sections, Exhibits and Schedules of and to this Agreement. All Exhibits and Schedules to this Agreement are hereby incorporated herein by this reference as if fully set forth herein.

           1.5.     Miscellaneous Terms.  The term "or" shall not be exclusive.
                    -------------------
The terms "herein," "hereof," "hereto," "hereunder" and other terms similar to such terms shall refer to this Agreement as a whole and not merely to the specific article, section, paragraph or clause where such terms may appear. The term "including" shall mean "including, but not limited to."

           1.6.     Buyer's Parent.  The parent company of Buyer is Production
                    --------------
Group International, Inc. (hereinafter known as Buyer's Parent").

      2.  Purchase and Sale of the Company Shares.
          ---------------------------------------

           2.1.     Purchase and Sale of the Company Shares.
                    ---------------------------------------

                    (a) The Sellers are the one hundred percent (100%) owners of the issued and outstanding shares of capital stock of Epic.

                    (b) Upon the terms and provisions of this Agreement, the Buyer agrees to purchase and accept delivery from the Sellers, and the Sellers agree to sell, assign, transfer, and deliver to the Buyer, at the Closing provided for in Section 3 hereof, common stock certificates representing Three Thousand Nine Hundred Twenty-Eight (3,928) shares of Common Stock of Epic, constituting one hundred percent (100%) of the outstanding shares of capital stock of Epic, free and clear of all liens, claims, charges, restrictions, equities, or encumbrances of any kind.

           2.2.     Purchase Price.  The purchase price to be paid by Buyer (the
                    --------------
"Purchase Price") for the Company Shares is a sum of the following:

                    (a) The Buyer will, at the Closing, deliver to the Sellers, by certified checks payable to the order of the Sellers ("Certified Checks"), or at Buyer's option, by wire transfer to the account of each of the Sellers as set forth on Schedule 2.2(a) ("Wire Transfers") the aggregate amount of Three Million Dollars ($3,000,000) to each of the Sellers and One Million One Hundred Sixty-Six Thousand Six Hundred Sixty-Seven Dollars ($1,166,667.00) to Shelley H., Inc., a California corporation ("Shelley"), in satisfaction of the obligation of the Company to Shelley, as provided in separate documents.

                    (b) The Buyer will, at the Closing, deliver to Sellers subordinated promissory notes of Buyer in the form annexed as Exhibit 2.2(b) hereto, in the aggregate principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) payable to the Sellers (the "Note" or "Notes"). On the first anniversary of Closing, Notes in the aggregate principal amounts of One Million Five Hundred Thousand Dollars ($1,500,000) and interest accrued on the then outstanding amount of such Notes will be payable Five Hundred Thousand Dollars ($500,000) to each of the Sellers and Five Hundred Thousand Dollars ($500,000) to Shelley in satisfaction of the obligation of the Company to Shelley, as provided in separate documents.

      If there is a default under either or both of the Notes and it has not been corrected by the end of the cure period,then all amounts earned under Paragraphs 2.2(d) and/or 2.2(e) as of the date of the default shall be immediately due and payable without further action or notice of Sellers. Amounts are earned for the purposes of this Paragraph on a pro rata basis.

                    (c) The Buyer will pay Sellers the additional purchase price (the "Specialty Equipment Addition") in the amount of Five Hundred Thousand Dollars ($500,000) provided that (i) Sellers execute a three-year
                            --------
extension to the exhibition
management contract pursuant to which the Company manages Specialty Equipment Market Association Exhibition held in Las Vegas, (ii) such extension is substantially under the same terms and conditions as the existing contract in effect on the date hereof and (iii) such extension is fully executed on or before December 31, 1996. Buyer shall pay Sellers such Specialty Equipment Addition within ten (10) days of the satisfaction of conditions (i) through
(iii) above.

                    (d) If during either the period February 1, 1997 - January 31, 1998 ("Fiscal Year 1997") or the period February 1, 1998 - January 31, 1999 ("Fiscal Year 1998"), the existing business of the Company, defined as the annual exhibition ownership and exhibition management business generated by the employees of the Company who were employed as of the Closing, or their replacements and the new trade show business generated by all employees, but does not include the business of any subsidiary corporation or entity ("Existing Business"): (i) exceeds **** ******* ******* ************ in net revenue; (ii)
generates at least ****** ******* ***** Net Income Pre-Tax; or (iii) generates at least *** ******* ******* ************ of Net Income Pre-Tax, then, in each such fiscal year an amount of *** ******* ***** ******** ******* ********** will be paid by Buyer to Sellers and a portion of such to Shelley in amounts provided in separate documents by Wire Transfer within one hundred and

* CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION twenty (120) days after the end of the applicable Fiscal Year. For purposes of Sections 2.2(d) and (e), net revenue shall be defined as gross revenue minus bad debt and discounts.

                    (e) If in either Fiscal Year 1997 or Fiscal Year 1998, the Existing Business: (i) exceeds **** in net revenue; (ii) generates at least **** Net Income Pre-Tax; or (iii) generates at least *** ******* **** ******* ******** ******* ************ of Net Income Pre-Tax then for each such Fiscal Year, in addition to the amount specified in Section 2.2(d) above, Buyer shall pay an additional amount of **** by Wire Transfer within one hundred and twenty
(120) days after the end of the applicable Fiscal Year.

                    (f) The Sellers will, at the Closing, provide the following to Buyer: (i) a schedule of Company's accounts receivable as of January 31, 1996, updated through Closing based on all information available to Sellers as of date of Closing in the form attached hereto as Schedule 2.2(f)(i); and (ii) a schedule of accounts payable as of January 31, 1996, as updated through the Closing in the form attached hereto as Schedule 2.2(f)(ii).

                    In the event that any accounts receivable set forth on
Schedule 2.2(f)(i) have not been paid to the Company within thirty (30) days after February 1, 1996, Buyer shall

* CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION
have the right to offset the amount of such unpaid accounts receivable from future payments to Sellers, including but not limited to payments of the Purchase Price. Sellers shall not indemnify or be assessed for accounts receivable in relation to the Women's Apparel Vegas Shows scheduled for August 1996 and February 1997 for Exhibitors which/who withdraw, cancel or otherwise do not participate and/or do not pay and/or require a refund.

                    In the event that any undisclosed accounts payable or undisclosed liability of the Company incurred by the Company prior to February 1, 1996, including but not limited to unpaid taxes, fines or penalties related thereto and any employee benefit plan or arrangement, existing as of February 1, 1996 but not scheduled on Schedule 2.2(f)(ii) are paid by the Company or Buyer after the February 1, 1996 [Closing], Buyer shall have the right to offset the amount of such undisclosed accounts payable or undisclosed liabilities paid by the Company or Buyer from any future payments to Sellers, including but not limited to payments of the Purchase Price.

           2.3.     Definition of Net Income Pre-Tax.  For the purpose of
                    ---------------------------------
calculating the Purchase Price to be paid to Sellers under the terms of Sections 2.2.(d), 2.2(e) and 2.2(f) above, Net Income Pre-Tax shall be defined as income from the Existing Business of the Company prior to charges for federal, state or local income taxes, but after all expenses relating to the Existing Business of the Company except: (i) any corporate expense of Buyer not incurred in the ordinary course of business charged to the Company unless mutually agreed otherwise; and (ii) depreciation on all new fixed assets of the Company added after Closing and not added in the ordinary course of business.

           2.4.     Financial Statements for Fiscal Years 1997 and 1998.  During
                    ---------------------------------------------------
Fiscal Years 1997 and 1998 the Company's financial statements will be prepared on an accrual basis in accordance with GAAP. Sellers shall have the right to inspect and/or audit Company's financial statements relating to Fiscal Years 1997 and 1998 during business hours at Sellers' expense on reasonable notice to Company.

      3.   Closing.  The closing of the purchase and sale of the Company Shares
           -------
(the "Closing") will take place at the offices of the Buyer (or at such other place as the parties may mutually agree) at 10:00 a.m. on June 28, 1996, or at such other time and on such other date as the parties may mutually agree, but in no event will the Closing occur after _______________, 1996. The date and time of the Closing are referred to herein as the "Closing Date."

      4.   Deliveries at the Closing.
           -------------------------

           4.1.     Deliveries to the Buyer by the Sellers.  At the Closing, the
                    --------------------------------------
Sellers will deliver to the Buyer:

                    (a) Against receipt of the Wire Transfers or Certified Checks, the Sellers will deliver to the Buyer the certificates for one hundred percent (100%) of the Company

Shares, all in accordance with the requirements of Section 2.1 hereof, which certificates will be duly endorsed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer;

                    (b) A certificate, in form and substance reasonably acceptable to the Buyer, executed by the President of Epic, and attested to by the Secretary of the Company, dated as of the Closing Date, and certifying that:
(i) attached thereto is a true and complete copy of the By-laws of the Company in effect as of the Closing Date; (ii) attached thereto is a true and complete copy of the Articles of Incorporation of the Company, as amended and in effect as of the Closing Date; and (iii) attached thereto is a true and complete copy of resolutions adopted by the Board of Directors and shareholders of the Company authorizing the execution, delivery and performance of this Agreement and such resolutions have not been modified, rescinded, or amended and are in full force and effect;

                    (c) A certificate, in form and substance reasonably acceptable to the Buyer, executed by the Sellers, dated as of the Closing Date, certifying as to the accuracy of the Company's and the Sellers' representations and warranties at and as of the Closing;

                    (d) Resignations of all of the directors and officers of the Company, in their capacity as directors, officers and employees;

                    (e) A schedule in the form attached hereto as Schedule 4.1(e) of the location of all of the Company's contracts, books, records, and other data relating to the Company's operations, including the Company's minutes and stock books;

                    (f)  Copies of all of the Company's employment agreements;

                    (g) The employment agreement between the Company and H. Schwartz in the form attached hereto as Exhibit 4.1(g) executed by Seller (the "H. Schwartz Employment Agreement");

                    (h) The employment agreement between the Company and C. Schwartz in the form attached hereto as Exhibit 4.1(h) executed by Seller (the "C. Schwartz Employment Agreement");

                    (i) Control over all assets of the Company including cash held in the Company's name or owned by the Company excluding any real estate owned by the Company in Mexico.

                    (j) Any schedules that are to be updated as of the Closing Date;

                    (k) An opinion of Sellers' counsel in the form attached hereto as Exhibit 4.1(k); and

                    (l) Evidence of the acquisition ownership by the Company, prior to Closing of Shelley H. Inc.'s partnership interest or any other interest in the Goren Epic General Partnership formed pursuant to the Partnership Agreement of Goren Epic, a California partnership, dated February 13, 1989, as amended and restated on February 12, 1996 ("Goren Epic Partnership"); and any and all of the proprietary rights to, the interests to and intellectual rights to the International Silk Flower and Accessories Exhibition and AmeriChristmas International Trim-A-Home Exhibition.

                    (m) Executed Agreement for a term of three (3) years with Gideon Goren ("Goren") and the Company under which Goren provides his services, including but not limited to selling exhibition space for the International Silk Flower and Accessories Exhibition and the AmeriChristmas International Trim-A-Home Exhibition.

                    (n) Except as provided in Section 7.3, fully executed assignments or consent to change of ownership, whichever is applicable, of all leases, contracts and franchises agreements.

           4.2.     Deliveries to the Sellers by the Buyer.  At the Closing, the
                    --------------------------------------
Buyer will deliver to the Sellers the following:

                    (a) The sum of Three Million Dollars ($3,000,000) by Wire Transfer or Certified Check to the Sellers' accounts, against receipt of the stock certificates for the Company Shares in accordance with Section 4.1(a) and 2.2(a) above;

                    (b) Fully executed Notes in the form annexed as Exhibit 2.2(b) above;

                    (c) A certificate, in form and substance reasonably acceptable to the Sellers, executed by the President of the Buyer, and attested to by the Secretary of the Buyer, dated as of the Closing Date, certifying as to the accuracy of the Buyer's representations and warranties at and as of the Closing;

                    (d) A fully executed guarantee agreement between Production Group International, Inc. and Sellers (the "Guarantee") in form annexed hereto as Exhibit 4.2(d) hereto;

                    (e) A certificate, in form and substance reasonably acceptable to the Sellers, executed by the President of Buyer and attested to by the Secretary of the Buyer dated as of the Closing Date, and certifying that:
(i) attached thereto is a true and complete copy of the By-laws of the Buyer in effect as of the Closing Date; (ii) attached thereto is a true and complete copy of the Articles of Incorporation of the Buyer as amended and in effect as of the Closing Date; and (iii) attached thereto is a true and complete copy of a certificate of the Buyer's Secretary certifying as to the resolutions adopted by the Board of Directors and shareholders of the Buyer authorizing the execution, delivery and performance of this Agreement and that such resolutions have not been modified, rescinded, or amended and are in full force and effect.

      5.   Representations and Warranties of the Company and Sellers.  The
           ---------------------------------------------------------
Company, each of the Sellers, jointly, severally, individually and in their capacity as officers and directors of the Company, represent and warrant to the Buyer that as of the date of this Agreement and as of the Closing Date:

           5.1.     Ownership; Transfer of the Company Shares.  The Company
                    -----------------------------------------
Shares are duly authorized, validly issued, fully paid, and non-assessable. The Sellers own the Company Shares set forth next to their names on Schedule 5.1, free and clear of all liens, encumbrances, pledges, charges, security interests, rights, options, or other adverse interests of any kind except as to a Buy-Sell Agreement between Sellers to which each waives his rights. Sellers have the right, power, and authority to sell all of the Company Shares as provided herein, and upon such sale, the Buyer will receive good and valid title to all of the Company Shares, subject to no liens, encumbrances, pledges, charges, security interests, rights, options, or other adverse interests of any kind.
The certificates for the Company Shares will be, when delivered to the Buyer, duly endorsed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer.

           5.2.     Authority.  The Sellers have the power and authority to
                    ---------
execute and deliver this Agreement and each of the Sellers and the Company have the power and authority to execute and deliver the other agreements and documents contemplated by this Agreement (all such agreements and documents will be known hereafter as the "Transaction Documents", regardless of which party is required to execute or deliver any such agreement or document) to which it or he is a party and to carry out its or his obligations hereunder and thereunder, as the case may be. The execution, delivery, and performance of each of the Transaction Documents to which the Company is a party and the consummation of the transactions contemplated thereby have been duly authorized by the Board of Directors of such Company. No other proceeding on the part of the Company or the Sellers is necessary to authorize the execution and delivery of this Agreement or any of the Transaction Documents to which the Company or the Sellers is a party or the performance by the Company or the Sellers of any of the transactions contemplated hereby or thereby. This Agreement, and each of the Transaction Documents to which the Company or the Sellers is a party, has been duly executed and delivered on behalf of the Company and the

Sellers and when executed and delivered by all required parties thereto, will be a legal, valid, and binding obligation of the Company and the Sellers enforceable against the Company and the Sellers in accordance with their respective terms, except to the extent that the validity, binding legal effect, or enforceability of any provisions in the Agreement or any Transaction Document, or any rights granted herein or thereunder may be subject to or affected by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or similar laws affecting the rights of creditors generally, and general principles of equity (whether asserted in an action at law or in equity).

           5.3.     Approvals.  No consent, approval, order, or authorization
                    ---------
of, or registration, declaration, or filing with, any governmental authority is required in connection with the execution and delivery of this Agreement and the Transaction Documents, by the Company or the Sellers, or with the consummation of the transactions contemplated hereby or thereby. No consent of any third party is necessary to permit the consummation of the transactions contemplated hereby or thereby.

           5.4.     No Brokers.  All negotiations relating to this Agreement and
                    ----------
the Transaction Documents, and the transactions contemplated hereby and thereby, have been carried out by the Company and the Sellers without the intervention of any person or firm in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission or finder's fee.

        5.5.  Organization, Qualification to Do Business.
              ------------------------------------------

              (a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of California, and has all requisite corporate power and authority to own or lease and to operate its properties and to carry on its business as now being conducted. The Company has delivered to the Buyer complete and correct copies of the Company's Articles of Incorporation, By-laws, and all amendments thereto. The Company is duly qualified or licensed to do business as a foreign corporation in any jurisdictions outside the State of California in which it conducts business except as listed on Schedule 5.5(a).

              (b) Other entities of the Company, listed on Schedule 5.5(b), are duly organized, validly existing, and in good standing under the laws of the state of their incorporation or organization and individually have all requisite power and authority to own or lease and to operate its properties and to carry on its business as now being conducted. The Company has delivered to the Buyer complete and correct copies of each entity's Articles of Incorporation, By-laws or organizational documents, whichever is applicable, and all amendments thereto. Schedule 5.5(b) lists where each subsidiary entity is qualified or licensed to do business as a foreign corporation or entity in any jurisdictions outside of the state of their incorporation or organization.

             (c) As of the date of Closing, no claim has been made against any of the Company by any person or entity based upon the failure of the Company to qualify or be licensed to do business as a foreign corporation in any state. In the event a future claim is made based upon the Company's failure to qualify or be licensed to do business as a foreign corporation in any state prior to the Closing Date, such claim shall be treated as an undisclosed liability in accordance with Section 2.2(e) above.

       5.6.  Capital Stock.  Epic's authorized capital stock consists of Six
             -------------
Thousand (6,000) shares of Common Stock, ______ par value per share; (ii) the only issued and outstanding shares of capital stock of Epic are Three Thousand Nine Hundred Twenty-Eight (3,928) shares of Epic's Common Stock, all of which Three Thousand Nine Hundred Twenty-Eight (3,928) shares are owned beneficially and of record by the Sellers; (iii) there are no outstanding subscriptions, options, conversion rights, warrants, or other agreements or commitments of any nature whatsoever (either firm or conditional) obligating Epic to issue, deliver, sell, or cause to be issued, delivered, or sold any additional shares of capital stock of Epic, or obligating Epic to grant, extend, or enter into any such agreement or commitment; and (iv) there are no rights of first refusal, pre-emptive rights, or other similar agreements obligating Epic to offer any shares of its capital stock to any person, except to the Buy Sell Agreement between the Sellers to which each is waiving his rights.

          5.7.      No Subsidiaries, Etc.  The Company does not own, directly or
                    --------------------
indirectly, capital stock or equity in any other corporation or other person and is not a partner in any partnership or a participant in any joint venture, except as listed on Schedule 5.7.

          5.8.      Financial Statements.  The Company has delivered to the
                    --------------------
Buyer complete and correct copies of (a) the Company's income tax returns for the fiscal years ended January 31, 1994, January 31, 1995 and January 31, 1996 and (b) the Company's unaudited financial statements for the fiscal years ended January 31, 1994, January 31, 1995 and January 31, 1996; and (c) financial statements dated January 31, 1996. Any advances made by the Company to the Company's officers or employees and any advances made by any officer or employee that appear in the January 31, 1996 financial statements or were made subsequent to January 31, 1996 shall be settled and eliminated prior to Closing. All such financial statements have been prepared on a modified accrual accounting basis and on an historically consistent basis throughout the periods indicated and present fairly and accurately the financial condition of the Company at the dates indicated and the results of operations for the periods indicated.

       5.9.   Absence of Certain Changes.  Except to the extent
              --------------------------
specifically set forth in reasonable detail on Schedule 5.9 hereto, since January 31, 1996 there have been no material adverse changes in the assets, liabilities, properties, business, or prospects of the Company, and the Company has not:

              (a) issued or sold any stock, notes, bonds, or other securities, or any option to purchase the same, or entered into any agreement with respect thereto;

              (b) declared, set aside, or made any dividend or other distribution on capital stock or redeemed, purchased, or acquired any shares thereof, or entered into any agreement in respect of the foregoing;

              (c) amended its Articles of Incorporation or By-laws;

              (d) other than in the ordinary course of business or with respect to the purchase of the assets of Shelley H. Inc.'s partnership interest in the Goren Epic Partnership (i) purchased, sold, assigned or transferred any material tangible or intangible assets or property (including cash and cash equivalents);
(ii) mortgaged, pledged, granted or suffered to exist any lien or other encumbrance or charge on any material tangible or intangible assets or properties, except for liens for taxes not yet due; or (iii) waived any rights of material value or canceled any material debts or claims;

          (e) incurred any material obligation or liability (absolute or contingent), except current liabilities and obligations incurred in the ordinary course of business, or paid any material liability or obligation (absolute or contingent) other than current liabilities and obligations incurred in the ordinary course of business;

          (f) increased, or become obligated to increase, the compensation or other benefits payable to any officer or director of the Company or any relative of any such officer or director, or paid a bonus, or granted any severance or termination pay, or entered into any employment agreement or other agreement (written or oral) with any officer or salaried employee (except as may be effected in accordance with the terms of this Agreement);

          (g) incurred any damage, destruction, or similar loss, whether or not covered by insurance, materially affecting the businesses or properties of the Company;

          (h) entered into any transaction other than in the ordinary course of business;

          (i) suffered any strike or other labor trouble materially and adversely affecting its business, operations, or prospects;

          (j) made or permitted any material amendment or termination of any material contract, agreement, or license to which it is a party other than in the ordinary course of business;

          (k) made any change in its accounting methods or practices with respect to its condition, operations, business, properties, assets, or liabilities;

          (l) abandoned or disposed of any material trade secret, trademark, tradename, trademark application, tradename application, or any other intellectual property;

          (m) suffered any loss of employees or customers that materially and adversely affects its business, operations, or prospects;

          (n) failed to carry on their business and operations substantially in the manner carried on as of the date hereof and the Company and the subsidiaries have not engaged in any activity or transaction or made any commitment to purchase or spend, other than in the ordinary course of their business as heretofore conducted;

          (o) failed to use their best efforts to preserve its business organization intact, to keep available to the Buyer the services of its employees and independent contractors and to preserve for the Buyer its relationships with suppliers, licensees, distributors, and customers and others having business relationships with it;

              (p) obligated itself to, sell or otherwise dispose of or pledge or otherwise encumber any of their properties or assets except in the ordinary course of business or failed to maintain its facilities, machinery, and equipment in good operating condition and repair, subject only to ordinary wear and tear.

       5.10.  Taxes.  Except to the extent specifically set forth in
              -----
reasonable detail on Schedule 5.10 hereto, all federal, state, county, municipal, and foreign tax returns required by law to be filed by the Company, and the Sellers as of January 31, 1996 have been duly filed, and all taxes (including without limitation sales, use, property, and payroll taxes), assessments, fees, and other governmental charges together with any and all penalties, fines, and interest thereon ("Taxes") upon the Company, and the Sellers or upon any of the Company's or the Sellers' properties, assets, revenues, income, sales, or franchises that have become due and payable in respect of the periods or transactions covered thereby, have been paid. Except to the extent specifically set forth in reasonable detail on Schedule 5.10 hereto, neither the Internal Revenue Service nor any other taxing authority or agency is now asserting, or is threatening to assert, against the Company or the Sellers any deficiency or claim for additional Taxes or interest thereon or penalties in connection therewith. The Company and the Sellers have not been granted any waiver of any statute of limitation with respect to, or been granted any extension of a period for the assessment of, any federal, state, county, municipal, or foreign income tax. Sellers have delivered to Buyer copies of all federal, state and local tax returns for the Company for the last three (3) years.

          5.11.     Non-Contravention.  Except to the extent specifically set
                    -----------------
forth in reasonable detail on Schedule 5.11 hereto, the execution and delivery of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not (a) violate any provision of the Articles of Incorporation or By-laws of the Company; (b) violate any material provision of, or result in the breach or the acceleration of, or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any material obligation under any mortgage, lien, lease, agreement, license, instrument, order, arbitration award, judgment, or decree to which either the Company or the Sellers is a party or by which it or he is bound; (c) result in the creation or imposition of any material lien, charge, pledge, security interest, or other encumbrance upon any property of the Company or the Sellers; or (d) violate or conflict with any other material restriction or any law, ordinance, or rule to which the Company or the Sellers or any property of the Company or the Sellers is subject.

        5.12.  Title to and Condition of the Assets of the Company.
               ---------------------------------------------------

               (a) The Company has good and marketable title to all assets owned by them free and clear of all mortgages, liens, charges, encumbrances, easements, security interests, or title imperfections, except to the extent specifically set forth in reasonable detail on Schedule 5.12 hereto. The assets reflected in the financial statements of the Company dated January 31, 1996 referred to in Section 5.8 hereof constitute all of the tangible assets and properties that the Company owns, uses, or holds in connection with its business, and the conduct of such business as a going concern, except for additions or dispositions in the ordinary course of business. The facilities, machinery, furniture, office, and other equipment of the Company that are used in its business are in good operating condition and repair, subject only to the ordinary wear and tear of that business, and neither the Company nor any property or asset owned or leased by it is in violation of any applicable ordinance, regulation, or building, zoning, environmental or other law in respect thereof, the violation of which will have a material adverse effect on the financial condition, the conduct of the business or the ownership or use of any of the properties or assets of the Company.

          (b) Except as set forth herein, the Company owns no real estate.
Schedule 5.12(b) hereto sets forth all personal property (with monthly lease payments in excess of One Hundred Dollars ($100.00)) and real estate leased or owned by the Company and specifies in the case of real estate the location of each property, the use of the facility thereon, the name of the owner or the names of the lessor and the lessee, the approximate square footage of improvements. The Company has delivered to the Buyer copies of each lease by which the Company acquired its interest in the personal property described in
Schedule 5.12(b). The Company has not received any written notice from any governmental agency, board, bureau, body, department, or authority of any United States or foreign jurisdiction, which materially restricts the use of any of the real estate described in Schedule 5.12(b) hereto. Except as set forth in
Schedule 5.12(b) hereto, there is no easement, right-of-way agreement, license, sublease, occupancy agreement, or like instrument with respect to any of the real estate described in Schedule 5.12(b) hereto which would have a material adverse effect on the Company's use of such real estate. Each lease pursuant to which the Company leases any real or personal property is in full force and effect and is valid and enforceable in accordance with its terms. There is not under any such lease any material default by the Company or any event that with notice or lapse of time or both would constitute such a material default by the Company. Each property used in the business of the Company is reflected in the balance sheet of the Company as of January 31, 1996, referred to in Section 5.8 hereof.

              (c) Sellers have provided Buyer with a complete and accurate list of all of the Company's accounts payable and liabilities as of January 31, 1996 on Schedule 5.12(c) and shall update this Schedule 5.12(c) as of the Closing Date.

        5.13. Litigation.  Except as set forth in reasonable detail on
              ----------
Schedule 5.13 hereto:

              (a) There are no, and the Sellers are not aware of any situation that could result, in actions, suits, proceedings, investigations, or inquiries pending or threatened against or affecting the business, operations, financial condition, or prospects of the Company at law or in equity in any court or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality.

              (b) There are no, and the Sellers are not aware of any situation that could result, in actions, suits, proceedings, investigations, or inquiries pending or threatened against the Sellers at law or in equity in any court or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality.

              (c) The Company is not, and the Sellers are not aware of any situation that could result, in default in respect of any judgment, order, writ, injunction, or decree of any court or any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality.

              (d) There are no, and the Sellers are not aware of any situation that could result in, actions, suits, proceedings, investigations, or inquiries pending or threatened against the Company at law or in equity in any court or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality.

        5.14  Employee Benefit Plans and Other Arrangements.
              ---------------------------------------------

              (a) Employee Plans Generally. Except as set forth in reasonable
                  ------------------------
detail on Schedule 5.14(a) hereto, the Company does not maintain, does not make any contributions to, or has not been obligated by law or agreement to establish, maintain, sponsor, or make any contributions to (i) any employee pension benefit plan as described in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended, and regulations thereunder ("ERISA"); (ii) any employee welfare benefit plan as described in Section 3(1) of ERISA, including, without limitation, any arrangement providing for the payment of health benefits to former employees or their beneficiaries; (iii) any formal or informal severance plan or arrangement, including, without limitation, any arrangement providing for payments to be made to any person contingent upon a change of ownership or effective control of the Company or ownership of a substantial portion of the assets of the Company; or (iv) any other deferred compensation, bonus, stock option, stock purchase, insurance, or other employee benefit plan, agreement, fund, or arrangement, whether or not set forth in writing, providing benefits of economic value to any employee, former employee, or present or former beneficiary, dependent, or assignee other than regular salary, wages, or commissions paid substantially concurrently with the performance of the services for which such benefits are paid.

          (b) Post-Retirement Benefits.  Except to the extent required under the
              ------------------------
Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), the Company has not incurred any current or future obligation to provide health or life insurance benefits to employees or former employees with respect to any period which extends beyond retirement or other termination of employment.

              (c) ERISA Title IV Considerations. Neither the Company nor any
                  -----------------------------
member of the Company's controlled group (within the meaning of Section 4001 of ERISA) has incurred (or reasonably expects to incur) any material liability to the Pension Benefit Guaranty Corporation or any material liability under Title IV of ERISA, and there are no circumstances that might result in the imposition of a lien on any of the assets of the Company pursuant to ERISA Sections 302 or 4068 or Section 412 of the Internal Revenue Code of 1986, as amended.

              (d) Multiemployer Plans. Neither the Company nor any member of the
                  -------------------
Company's controlled group (within the meaning of Section 4001 of ERISA) does now have, or during the last five years has had, any obligation to contribute to, or any other liability or potential liability with respect to, a "multiemployer plan" as that term is defined in Section 3(37) of ERISA or a multiple controlled group plan as described in Sections 4063 and 4064 of ERISA (including, without limitation, any withdrawal liability or plan termination obligations).

        5.15. Contracts.
              ---------

              (a) Schedule 5.15(a) hereto contains a complete and correct list of all agreements, contracts, and commitments to which the Company is a party that have either payments or receipts of One Thousand Dollars ($1,000) or greater, or by which it or any of its assets is bound as of the date hereof.

          (b) The Buyer has been given complete and correct copies of all written agreements, contracts, and commitments to which the Company is a party or by which it or any of its assets is bound, together with all amendments thereto. Such agreements, contracts, and commitments are in full force and effect, and all parties to such agreements, contracts, and commitments have, in all material respects, performed all obligations required to be performed by them to date, and the Company is not, and no other party is, in material default thereunder.

          (c) No agreement, contract, or commitment to which the Company is a party or by which it or any of its assets is bound purports to limit its freedom to compete in any line of business or with any person or entity except those listed on Schedule 5.15(c). The Company has no outstanding power of attorney, except routine powers of attorney relating to representation before governmental agencies.

          (d) The Company is not a party to any material contract with any governmental authority. The Company is not a party to any contract that materially and adversely affects its condition (financial or otherwise), operations (present or prospective), business (present or prospective), properties, assets, or liabilities. Except as set forth on Schedule 5.15(d) hereto, the Company knows of no bid or contract proposal made by either that, if accepted or entered into, might reasonably be expected to result in a loss to the Company.

          5.16.     Insurance.  The Company maintains adequate insurance against
                    ---------
risks for the business in which it and its subsidiaries are engaged, including without limitation, worker's compensation and comprehensive liability insurance. All of the Company's insurance policies are listed on Schedule 5.16 hereto, are in full force and effect, all premiums due thereon have been paid, and the Company has complied in all material respects with the provisions of such policies.

          5.17.     Trademarks, Etc.  Schedule 5.17 hereto contains a complete
                    ---------------
and accurate list (including registration numbers and dates of filing, renewal, and termination) of all trademarks, patents, tradenames, trade secrets, copyrights, service marks, licenses, all registrations and applications for any of the foregoing, and other intellectual property owned by the Company or in which the Company has registered an interest or for which applications have been made (collectively, the "Intellectual Property"). Except as otherwise set forth in Schedule 5.17 hereto, (a) all of the Intellectual Property is owned by the Company free and clear of all liens, encumbrances, or claims whatsoever; none of the Company's rights in or use of such Intellectual Property infringes on the rights of others, and Company's rights in said property have not been and are currently not being, to the knowledge of the Sellers, threatened or challenged; (b) all of the Intellectual Property registrations set forth in Schedule 5.17 have been duly issued and have not been canceled, abandoned, or otherwise terminated; (c) all of the Intellectual Property applications set forth in Schedule 5.17 have been duly filed with the appropriate authorities; and (d) no consents or approvals of any person are necessary to sell, convey, transfer, assign, and deliver any of the Intellectual Property to the Buyer. Except as set forth in Schedule 5.17 hereto, the Company owns or has the right to use all of the Intellectual Property necessary to conduct its operations and business and the Company knows of no claim, or any basis of any claim, that it has infringed any intellectual property of any other person or that any other person has infringed any of the Intellectual Property. Except as set forth in Schedule 5.17 hereto, no third party has been permitted or licensed to use any of the Intellectual Property and no royalties or other fees are payable to any third party with respect to any of the Intellectual Property.

          5.18.     Transactions with Interested Persons.  Except to the extent
                    ------------------------------------
specifically set forth in reasonable detail on Schedule 5.18 hereto and the financial statements delivered to the Buyer pursuant to Section 5.8 above, neither the Company nor Sellers (or Sellers' family members) owns, directly or indirectly, on an individual or joint basis, an interest in, or serves as an officer, director, employee, consultant, contractor, or agent of or to any competitor or supplier of the Company or any person or entity having a contract or arrangement with the Company, and to the best of Sellers' knowledge, no employee (or family member thereof) of the Company owns, directly or indirectly, on an individual or joint basis, an interest in, or serves as an officer, director, employee, consultant, contractor, or agent of or to any competitor or supplier of the Company or any person or entity having a contract or arrangement with the Company.

          5.19.     Compliance with Laws, etc.  The Company has complied with
                    --------------------------
and is in compliance with all federal, state, local, and foreign statutes, laws, ordinances, regulations, rules, permits, judgments, orders, or decrees applicable to it or any of its properties, assets, operations, and business, the failure of compliance with which would have a material adverse effect on the properties, operations, business, financial condition, or prospects of the Company. There does not exist any basis for any claim of default under or violation of any such statute, law, ordinance, regulation, rule, permit, judgment, order, or decree except such defaults or violations, if any, that in the aggregate do not and will not materially and adversely affect the properties, operations, business, financial condition, or prospects of the Company.

       5.20.  No Undisclosed Liabilities, Etc.  Except for the transactions
              -------------------------------
contemplated by this Agreement and as set forth in Schedule 5.20 hereto:

              (a) The Company has not incurred any material liability or obligation (absolute, accrued, contingent, or otherwise) of any nature (other than liabilities and obligations incurred in the ordinary course of business) that would properly be reflected or reserved against in a balance sheet prepared in conformity with generally accepted accounting principles applied on a basis consistently used in the preparation of the balance sheet of the Company as of the fiscal year ending January 31, 1996 referred to in Section 5.8 above.

              (b) The Company has not acquired any material amount of accounts receivable that are uncollectible, and the frequency and amounts of payments received by the Company with respect to the accounts receivable reflected on the balance sheet of the Company as at January 31, 1996, referred to in Section 5.8 hereof, do not, in retrospect, render inadequate the reserve for uncollectible accounts set forth on such balance sheet.

           5.21.    Environmental Matters.
                    ---------------------

          (a) No releases or threat of releases of hazardous substances have occurred at, from, in or on any real property owned, leased or operated by the Company ("Site", or collectively, "Sites"), nor are there any hazardous substances in, on, about or migrating to any Site;

          (b) No releases or threat of releases of hazardous substances have occurred at, from or in any Site to which a hazardous substance generated by or from the Company has been disposed of;

          (c) There are no past or pending environmental claims against the Company related to any Site or off-Site locations to which the Company has shipped hazardous substances. There has been no violation of or non-compliance with any environmental law or environmental permit by the Company relating to operations of the Company or other uses of the Site;

          (d) There are no facts, circumstances, or conditions that could reasonably be expected to restrict, encumber, or result in the imposition of special conditions under any environmental law or environmental permits with respect to the ownership, occupancy, development, use, or transferability of any Site;

          (e) There are no underground storage tanks, polychlorinated biphenyl-containing materials, or asbestos containing materials located at any Site;

          (f) There are not and there have not been any environmental conditions at any Site resulting from or arising out of any of Company's past activities at any Site created prior to or existing at the Closing Date; and

          (g) All necessary environmental permits and other permits for all activities related to the past operations and current operations at all Sites were obtained. The Company has fully complied and is in full compliance with all environmental laws and environmental permits with respect to activities relating to the Sites.

          5.22.     Governmental Authorizations and Regulations.  The Company
                    -------------------------------------------
holds all licenses, franchises, permits, and other governmental authorizations, the absence of which could have a material adverse effect on its business.
Schedule 5.22 hereto lists all licenses, franchises, permits, and other governmental authorizations held by the Company material to the conduct of its business. Such licenses, franchises, permits, and other governmental authorizations are valid, and the Company has not received any notice that any governmental authority intends to cancel, terminate, or not renew any such license, franchise, permit, or other governmental authorization.

          5.23.     Accounting Practices.  The Company makes and keeps accurate
                    --------------------
books and records, on a modified accrual accounting method on a historically consistent basis to reflect its assets. The Company maintains internal accounting controls that provide reasonable assurance that (a) transactions are executed with management's authorization and (b) transactions are recorded as necessary to permit preparation of the Company's financial statements and to maintain accountability for the assets of the Company.

          5.24.     Minute Books.  The minute books of the Company contain
                    ------------
complete and accurate records of all meetings and other corporate actions of its shareholders and Board of Directors and Committees thereof.

          5.25.     Employee Matters.  The Company is not in violation, nor has
                    ----------------
it been alleged to be in violation, nor has it been charged with any violation, nor is the Company aware of any violation of any of the various provisions of Title VII of the Federal Civil Rights Act, the Age Discrimination in Employment Act, the Americans with Disabilities Act, or any other federal or state law dealing with employment discrimination, federal or state wage and hour laws, federal or state income or unemployment and social security tax withholding laws, or occupational safety and health laws and applicable standards and
regulations thereunder.   The Company is not liable for any substantial
accrued unpaid wages, or for any material tax, penalty, assessment, or forfeiture for failure to comply with any employer/employee matter. Except as set forth in reasonable detail on Schedule 5.25 hereto, the Company is not a party to any collective bargaining agreement, no such agreement determines the terms and conditions of employment of any employee of the Company, no collective bargaining agent has been certified as a representative of any of the employees of the Company, and no representation campaign or election is now in progress with respect to any of the Company's employees.

          5.26.     Accuracy of Information Furnished.  This Agreement, the
                    ---------------------------------
Transaction Documents, and the Schedules and Exhibits hereto and thereto prepared by Sellers do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements (excluding statements concerning solely the Buyer) contained herein or therein, in light of the circumstances under which they were made, not misleading.

          5.27.     Disclosure.  The Sellers and the Company have not knowingly
                    ----------
failed to disclose to the Buyer any facts that would have an adverse impact on the value of the Company Shares or on the assets, liabilities, earnings, prospects and business of the Company. No representation or warranty by the Sellers contained in this Agreement, and no statement contained in, any

Schedule or Exhibit, or other document attached hereto, or any list, certificate or writing delivered in connection with or pursuant hereto, contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make the statements (excluding statements concerning solely the Buyer) contained herein or therein not misleading or necessary in order to provide fully and fairly the information required to be provided in any such document.

      6.  Representations and Warranties of Buyer.  The Buyer represents and
          ---------------------------------------
warrants to the Sellers that, as of the Closing Date:

          6.1.      Authority for Agreements.  The Buyer has the power and
                    ------------------------
authority to execute this Agreement and the Transaction Documents applicable to the Buyer and to carry out its obligations hereunder and thereunder. When executed and delivered by the Buyer, this Agreement will be binding upon and enforceable against the Buyer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, or other similar laws from time to time in effect, affecting creditors' rights generally, and general principles of equity (whether asserted in an action at law or in equity).

          6.2.      Non-Contravention.  The execution and delivery of this
                    -----------------
Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not (a) violate any provision of the Articles of Incorporation or By-laws of the Buyer;
(b) violate any material provision of, or result in the breach or the acceleration of, or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any material obligation under any mortgage, lien, lease, agreement, license, instrument, order, arbitration award, judgment, or decree to which the Buyer is a party or by which it is bound; or (c) violate or conflict with any other material restriction or any law, ordinance, or rule to which the Buyer or its property is subject.

          6.3.      Approvals.  No consent, approval, order, or authorization
                    ---------
of, or registration, declaration, or filing with, any governmental authority is required in connection with the execution and delivery of this Agreement and the Transaction Documents by the Buyer or the consummation of the transactions contemplated hereby or thereby. Except as set forth in Schedule 6.3 hereto, no consent of any third party is necessary to permit the consummation of the transactions contemplated hereby or thereby.

          6.4.      No Brokers.  All negotiations relating to this Agreement and
                    ----------
the Transaction Documents and the transactions contemplated hereby and thereby have been carried out by the Buyer without the intervention of any person or firm in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission or finder's fee.

          6.5.  Accuracy of Information Furnished.  This Agreement and the
                ---------------------------------
Schedules and Exhibits hereto and thereto prepared by the Buyer do not contain any untrue statement of a material fact and do not omit to state a material fact necessary to make the statements (excluding statements concerning solely the Company or the Sellers) herein or therein, in light of the circumstances under which they were made, not misleading.

          6.6.  Organization, Good Standing.  The Buyer is a corporation duly
                ---------------------------
organized, validly existing, and in good standing under the laws of the State of Virginia, and has all requisite corporate power and authority to own or lease and to operate its properties and to carry on its business as now being conducted.

          6.7.  Investigation. Buyer is purchasing the shares from sellers
                -------------
based on its investigation, and Buyer is not solely relying on any statement or either or both of Sellers as to the anticipated revenues or general business of Company.

      7.  Covenants of the Company and Each of the Sellers.
          ------------------------------------------------

          7.1.  Access, Information and Documents.  Pending the Closing, the
                ---------------------------------
Company and the Sellers will give to the Buyer and to its agents and representatives (including, but not limited to, accountants, lawyers, and appraisers) full and complete access during normal working hours to any and all of the properties, assets, books, records, and other documents of the Company to enable the Buyer to make such examination of the business, properties, assets, books, records, and other documents of the Company as the Buyer may determine, and of the Company and the Sellers will furnish to the Buyer such information and copies of such documents and records as the Buyer will reasonably request. As part of such examination the Buyer may make such inquiries of such persons having business relationships with the Company as the Buyer will determine and the Company, and the Sellers will cooperate fully with the Buyer in connection therewith.

          7.2.  Conduct of Business Pending Closing.  From the date hereof until
                -----------------------------------
the Closing with regard to the Company, except as consented to by the Buyer in writing:

                (a) The Company will maintain itself at all times as a corporation duly organized, validly existing, and in good standing, as applicable, under the laws of the jurisdictions under which it is incorporated and in which it is doing business as a foreign corporation;

                (b) The Company will carry on its business and operations in the normal course, substantially in the manner carried on as of the date hereof and the Company will not engage in any activity or transaction or make any commitment to purchase or spend, other than in the ordinary course of their business as heretofore conducted;

                (c) The Company will not declare, authorize, or pay any distribution or dividend to any of its shareholders and the Company will not redeem, purchase, or otherwise acquire, or agree to redeem, purchase, or otherwise acquire, any shares of their own stock;

                (d) The Company will not pay or obligate itself to pay any compensation, commission, or bonus to any director, officer, employee, or independent contractor as such, except for the regular compensation and commissions payable to such director, officer, employee, or independent contractor at the rate in effect on the date of this Agreement or otherwise in the ordinary course of business;

                (e) The Company will continue to carry all of its existing insurance;

                (f) The Company will use its best efforts to preserve its business organization intact, to keep available to the Buyer the services of its employees and independent contractors and to preserve for the Buyer its relationships with suppliers, licensees, distributors, and customers and others having business relationships with each of them;

                (g) The Company will not, and will not obligate itself to, sell or otherwise dispose of or pledge or otherwise encumber any of its properties or assets except in the ordinary course of business and the Company will maintain its facilities, machinery, and equipment in good operating condition and repair, subject only to ordinary wear and tear;

                (h) The Company will not enter into any agreement or understanding with any partner, employee, officer, director, or shareholder of the Company, or any affiliate of any of the foregoing;

                (i) The Company will not engage in any activity or transaction other than in the ordinary course of business as heretofore conducted;

                (j) Without limiting the foregoing, the Company will consult with the Buyer regarding all significant developments, transactions, contracts, personnel actions, personnel changes, proposals relating to their business or similar events prior to taking any action; and

                (k) The Company will not make any advances to any officer or employee or take any advances from any officer or employee

         7.3.     Consents and Approvals.  The Company and the Sellers will use
                  ----------------------
their best efforts to obtain prior to the Closing all consents, authorizations, and approvals under all statutes, laws, ordinances, regulations, rules, judgments, decrees, and orders of any court or governmental agency, board, bureau, body, department, or authority or of any other person required to be obtained by either of the Company or the Sellers in connection with the execution, delivery, and performance of this Agreement, the Transaction Documents to which they are a party, and the consummation of the transactions contemplated hereby and thereby. Notwithstanding the previous sentence, Sellers shall, within twenty (20) Days of the Closing, obtain consents to the assignment or consent to change of ownership, whichever is applicable, of (a) the leases listed on Schedule 5.12(b) and (b) the contracts for exhibition management with Specialty Equipment Manufacturing Association and the Divers Equipment Manufacturing Association and complete the transfer of the real estate in Mexico listed on Schedule 5.12(b).

         7.4.     Confidential Material.  The Company and the Sellers will, and
                  ---------------------
will instruct all of their employees, representatives, agents, and affiliates to, treat all Confidential Material confidentially and not disclose it except in accordance herewith; provided, that (a) any Confidential Material may be disclosed to the Company's or the Sellers' agents who (i) need to have access to such information and (ii) are directed by either of the Company or the Sellers to treat such Confidential Material confidentially; (b) any disclosure of Confidential Material may be made with the prior written consent of the Buyer; and (c) Confidential Material may be disclosed without liability hereunder to the extent required by law or by the order or decree of any court or other governmental authority; provided, however, that the party legally compelled to disclose the Confidential Material will provide the Buyer with prompt notice of that fact so that the Buyer may attempt to obtain a protective order or other appropriate remedy. For purposes of this section, the term "Confidential Material" will be defined to mean all information furnished by the Buyer or any of its agents to either of the Company or any of the Sellers or any of their agents; provided, however, that the term "Confidential Material" will not include information that
(x) becomes generally available to the public other than as a result of a disclosure by either of the Company, any of the Sellers or any of their employees, representatives, agents, or affiliates, or (y) was made available to either of the Company or the Sellers on a non-confidential basis from a source other than the Buyer or any of its agents, provided, that such source is not bound by a confidentiality agreement with the Buyer or any of its agents.

        7.5.  Employment Contract.  At the Closing, H. Schwartz and C. Schwartz
              -------------------
will enter into the H. Schwartz Employment Agreement and the C. Schwartz Employment Agreement, respectively.

        7.6.  Liability for Federal, State and Local Taxes.  The Sellers will
              --------------------------------------------
be liable for all federal, state, and local taxes resulting from the transactions contemplated by this Agreement, including, but not limited to, all sales, use, and transfer taxes, if any, resulting from this transaction. In addition, the Sellers will be responsible for all of Company's federal, state, and local taxes and any interest, penalty, or expenses incurred thereon for all tax years and partial tax years ending on or before January 31, 1996. In the event an audit is commenced or a claim is made for taxes which, if upheld, would be the obligation of Sellers hereunder, Sellers shall be notified of such audit or claim and shall defend and, if necessary, pay any taxes, penalties and interest ultimately assessed.

        7.7.     Claims Experience.  At or prior to the Closing, the Sellers
                 -----------------
will prepare and deliver to the Buyer a description of all claims experience of the Company during the past three years under all of the insurance policies listed on Schedule 5.16 hereto, including settled and outstanding claims under all such policies in respect of general liability and workers' compensation claims.

        7.8.     Employment and Employee Benefits.  The Sellers have delivered
                 --------------------------------
to the Buyer Schedule 7.8 listing the name, title, and current annual base salary or hourly rate of each person employed by the Company on January 31, 1996 and June 15, 1996, together with a statement of the full amount and nature of any other remuneration, whether in cash or kind, paid to each such person during the 1995 calendar year. The Sellers will furnish an updated copy of Schedule 7.8 at the Closing which will reflect any changes in such information occurring between January 31, 1996, and the Closing Date. The Sellers agree with the Buyer that any individuals who were full-time employees of the Company on the Closing Date and who agree to execute the standard PGI Code of Conduct agreement will be offered continued employment with the Company, effective immediately after the Closing. Any individuals who accept this offer of employment with the Company will be referred to herein as "Transferring Employees." This employment of Transferring Employees will be "at will" and nothing herein expressed or implied confers upon any such Transferring Employee any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement, including, without limitation, any rights to employment for a specific period. After the Closing, the Buyer will make available to Transferring Employees such wages and benefits as the Buyer deems appropriate, subject only to the covenants set forth in Section 8.3 hereof, and, other than service credit for the purpose of determining an employee's vacation benefit, the Buyer will be under no obligation to credit Transferring Employees with past service credit for any purpose (including, without limitation, severance, or pension purposes).

        7.9.     Non-Competition.  For a period of *** commencing on the Closing
                 ---------------
Date, Sellers will not:

                 (a) Directly or indirectly, engage in, own, control, or make an investment in any business that competes directly or indirectly for the business of the clients (as of Closing) of the Company or Epic Enterprises of Nevada, Inc. ("Epic L.V.").

                 (b) Accept employment with any person or entity that competes directly or indirectly for the business of the clients (as of Closing) of the Company or Epic L.V.;

                 (c) Directly or indirectly solicit or employ any PGI Company J and affiliates person who at such time provides services for or is otherwise employed by the Company, or Epic L.V., or encourage

* CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION
or induce any employee of the Company or Epic L.V. to leave such employment;

                 (d) Directly or indirectly, divert or attempt to divert from the Company or Epic L.V., Buyer or Buyer's Parent the business of any customer or client of the Company, Epic L.V. that was a customer or client as of Closing.

        7.10.    Subordination Agreement.  At Closing, Sellers agree to sign a
                 -----------------------
standard subordination agreement provided by Buyer's primary financial institution in the form attached hereto as Exhibit 7.10 or such other subordination agreements as may be provided from time to time by Buyer's primary financial institution.

        7.11.    Further Assurances.  The Sellers agree, at the  Sellers' sole
                 ------------------
expense, to do or cause to be done such further acts and things and deliver or cause to be delivered to the Buyer such additional assignments, agreements, powers, and instruments as the Buyer may reasonably require to carry into effect the purposes of this Agreement and the Transaction Documents or to better assure and confirm unto the Buyer its rights, powers, and remedies hereunder and thereunder.

        7.12.    Termination of Company's Benefit Plans.  Sellers shall pay all
                 --------------------------------------
expenses for all liabilities, including funding liabilities and fiduciary responsibilities related to the termination and distribution of such plans, and if Sellers agree to such a merger, then for the merger of the Company's pension plan into the 401(K) plan of Buyer's Parent.

        7.13.    Release of Liens.
                 ----------------

                 (a) Sellers will use commercially reasonable efforts to obtain within sixty (60) days of Closing releases of all liens which are paid and satisfied as of the date of Closing and are listed on Schedule 5.12(a). Upon receipt of the Uniform Commercial Code Termination Statement (UCCTS), Sellers will file UCCTS in appropriate jurisdiction(s) and deliver a copy of UCCTS and evidence of filing to Seller.

                 (b) With regard to liens filed by San Diego National Bank, Sellers will work with Buyer in replacing the financing provided by San Diego National Bank which gave rise to the Lien(s) with Buyer's or Buyer's Parent's Letter of Credit.


   8.  Covenants of the Buyer.
       ----------------------

        8.1.     Confidential Information.  The Buyer will, and will instruct
                 ------------------------
all of its employees, representatives, agents, and affiliates to, treat all Confidential Information confidentially and not disclose it except in accordance herewith; provided, that (a) any Confidential Information may be disclosed to the Buyer's agents who (i) need to have access to such information and (ii) are directed by the Buyer to treat such Confidential Information confidentially; (b) any disclosure of Confidential Information may be made with the prior written consent of the Company or the Sellers; and (c) Confidential Information may be disclosed without liability hereunder to the extent required by law or by the order or decree of any court or other governmental authority; provided, however, that the party legally compelled to disclose the Confidential Information will provide the Company or the Sellers, as appropriate, with prompt notice of that fact so that the Company or any of the Sellers may attempt to obtain a protective order or other appropriate remedy. For purposes of this section, the term "Confidential Information" will be defined to mean all information furnished by the Company or the Sellers or any of their agents to the Buyer or any of its agents; provided, however, that the term "Confidential Information" will not include information that (x) becomes generally available to the public other than as a result of a disclosure by the Buyer or any of its employees, representatives, agents, or affiliates, or (y) was made available to the Buyer on a non-confidential basis from a source other than the Company or the Sellers or any of their agents, provided, that such source is not bound by a confidentiality agreement with the Company, the Sellers or any of their agents. The provisions contained in this Section 8.1 will not survive the Closing.

        8.2.     Consents and Agreements.  The Buyer will use its reasonable
                 -----------------------
commercial efforts to obtain prior to the Closing all consents, authorizations, and approvals under all statutes, laws, ordinances, regulations, rules, judgments, decrees, and orders of any court or governmental agency, board, bureau, body, department, or authority or of any other person required to be obtained by the Buyer in connection with the execution, delivery, and performance of this Agreement, the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby.

        8.3.     Employment and Employee Benefits.
                 --------------------------------

                (a) After the Closing, the Buyer agrees to offer continued employment to Transferring Employees. This employment of Transferring Employees will be "at will" and nothing herein expressed or implied confers upon any such Transferring Employee any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement, including, without limitation, any rights to employment for a specific period. The Buyer will make available to Transferring Employees such wages and benefits as the Buyer deems appropriate and will provide Transferring Employees with substantially similar working terms and working conditions as are provided to all Buyer's employees. Other than service credit for the purpose of determining an employee's vacation benefit, the Buyer will be under no obligation to credit Transferring Employees with past service credit for any purpose (including, without limitation, severance, or pension purposes).

          (b) Buyer will recommend to the insurance company currently providing medical insurance coverage to its employees that Transferring Employees be covered under such medical insurance without a required physical examination or the exclusion of existing conditions.

          (c) Buyer will recommend and use its commercially reasonable best efforts to make provisions for the Company's employees to transfer savings from any of the Company employee benefit plans, terminated as a result of this transaction, into the Buyer's existing 401(K) plan.

        8.4.     Termination of Company's Benefit Plans.  Sellers with Buyer's
                 --------------------------------------
assistance (at no cost or expense to Buyer) will cause the Company to terminate all Company's Employee benefit plans in existence, including but not limited to defined contribution plans, at Closing or as soon as possible subsequent to Closing.

        8.5.     Undisclosed Liabilities.   After the Closing Date, Buyer
                 -----------------------
agrees:

                 (a) To notify Sellers of any undisclosed payables or liabilities of which it becomes aware and Sellers shall have the right to defend or compromise any of the same unless such action would have an unreasonably adverse effect on the Company, its affiliates or their ongoing businesses; and

                 (b) To notify Sellers of any claims or audits the Company has regarding any local, state or federal tax and any interest, penalty or expenses incurred for tax years or business conducted prior to January 31, 1996, and Sellers shall have the right to defend or compromise any of the same, as long as such defense or compromise is not detrimental to the Company and any taxes, interest or penalties incurred are paid by Sellers.

        8.6.     Payment of Assumed Liabilities.  Buyer will pay all assumed
                 ------------------------------
liabilities listed on Schedule 8.6 in accordance with their terms.

        8.7.     H. Schwartz Employment Agreement and C. Schwartz Employment
                 -----------------------------------------------------------
Agreement.  At the Closing Buyer will cause Epic to enter into the H. Schwartz
---------
Employment Agreement and C. Schwartz Employment Agreement.

        8.8.     Further Assurances.  The Buyer will, at the request of the
                 ------------------
Sellers and at the Buyer's sole expense, execute and deliver any further instruments or documents and take all such further action(s) as the Sellers may reasonably request in order to carry into effect the purposes of this Agreement and the Transaction Documents or to better assure and confirm unto the Sellers its rights, powers, and remedies hereunder and thereunder.

        8.9.     Replacement Letters of Credit
                 -----------------------------

                 (a) Buyer agrees to work with Sellers to replace the existing financing from San Diego National Bank which created the liens on the Company's inventory, proceeds and products with Buyer's or Buyer's Parent's Letter of Credit.
                 (b) Buyer agrees to use commercially reasonable efforts to replace Seller's personal guarantees on any outstanding leases to which the Company is a party.

   9.  Conditions Precedent to the Sellers' Obligation to Sell the Company
       -------------------------------------------------------------------
Shares.  The obligations of the Sellers to sell the Company Shares is subject to
------
the fulfillment prior to or at the Closing of the following conditions:

        9.1.     The Buyer's Performance.  There will not be any material error,
                 -----------------------
misstatement, or omission in the representations and warranties made by the Buyer in this Agreement; all representations and warranties by the Buyer contained in this Agreement or in any written statement delivered by the Buyer to the Company or the Sellers pursuant to this Agreement will be true in all material respects at and as of the Closing as though such representations and warranties were made at and as of said time (except (a) as contemplated by this Agreement and (b) to the extent, if any, the Company and the Sellers will waive the same); and the Buyer will have performed and complied in all material respects with all the terms, provisions and conditions of this Agreement to be performed and complied with by the Buyer at or before the Closing.

        9.2.     Consents and Approvals.  The Company and the Buyer (and to the
                 ----------------------
extent required, the Sellers) will have obtained all consents, authorizations, and approvals under all statutes, laws, ordinances, regulations, rules, judgments, decrees, and orders of any court or governmental agency, board, bureau, body, department, or authority or of any other person required to be obtained by the Company, the Buyer, or the Sellers, as the case may be, in connection with the execution, delivery, and performance of this Agreement, the Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

        9.3.     No Legal Impediment.  There will be in effect no injunction,
                 -------------------
writ, temporary restraining order, or any order of any nature issued by any court or governmental agency directing that the transactions contemplated by this Agreement not be consummated.

  10.  Conditions Precedent to the Buyer's Obligation to Purchase the Company's
       ------------------------------------------------------------------------
Shares.  The obligation of the Buyer to purchase the Company Shares is subject
------
to the fulfillment prior to or at the Closing of the following conditions:

       10.1.     Company's and the Sellers' Performance.  There will not be any
                 --------------------------------------
material error, misstatement, or omission in the representations and warranties made by the Company or the Sellers in this Agreement; all representations and warranties by the Company and the Sellers contained in this Agreement or in any written statement delivered by the Company or the Sellers to the Buyer pursuant to this

Agreement will be true in all material respects at and as of the Closing as though such representations and warranties were made at and as of said time (except (a) as contemplated by this Agreement and (b) to the extent, if any, the Buyer will waive the same); and the Company and the Sellers will have performed and complied in all material respects with all the terms, provisions, and conditions of this Agreement to be performed and complied with by the Company and the Sellers at or before the Closing, including but not limited to the deliveries to Buyer from Sellers required under Section 4.1 hereof.

       10.2.     Consents and Approvals.  The Company and the Buyer (and to the
                 ----------------------
extent required, the Sellers) will have obtained all consents, authorization, and approvals under all statutes, laws, ordinances, regulations, rules, judgments, decrees, and orders of any court or governmental agency, board, bureau, body, department, or authority or of any other person required to be obtained by the Company, the Sellers, or the Buyer, as the case may be, in connection with the execution, delivery and performance of this Agreement, the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby.

       10.3.     Physical Properties.  There will have occurred no material
                 -------------------
damage to or destruction or loss of (whether or not covered by insurance) any of the Company's facilities, equipment, or other assets.

       10.4.  No Legal Impediment.  There will be in effect no injunction, writ,
              -------------------
temporary restraining order, or any order of any nature issued by any court or governmental agency directing that the transactions contemplated by this Agreement not be consummated.

       10.5.     Closing of Buyer's Purchase of Epic Enterprises of Nevada, Inc.
                 ---------------------------------------------------------------
Either the purchase of Epic Enterprises of Nevada, Inc. from Sellers shall: (i) have occurred; (ii) occur simultaneously with the Closing of the transaction contemplated by this Agreement; or (iii) Buyer has waived this condition precedent and is satisfied that the closing of the aforementioned transaction will occur shortly after the closing of the transaction contemplated hereunder.

       10.6.     Goren Epic Partnership.  The Company will own one hundred
                 ----------------------
percent (100%) interest in the Goren Epic Partnership and all the property rights to, interests to and intellectual rights to the International Silk Flower and Accessories Exhibit, AmeriChristmas International Trim-A-Home Exhibition and all tangible and intangible assets of said partnership.

       10.7.     Gideon Goren.  Goren and Company will have executed an
                 ------------
agreement for a term of three (3) years for Goren to provide his services to the Company including but not limited to selling exhibition space to the International Silk Flower and Accessories Exhibition and AmeriChristmas International Trim-A-Home Exhibition.

   11. Termination.  This Agreement may be terminated as follows:
       -----------

       11.1.     Termination by the Buyer.  The Buyer may, without liability
                 ------------------------
to the Company or the Sellers, terminate this Agreement by notice to the Company and the Sellers (a) at any time prior to the

Closing if material default is made by the Company or the Sellers in the observance or in the due and timely performance of any of the terms hereof to be performed by the Company or the Sellers that cannot be cured at or prior to the Closing, or (b) at any time prior to the Closing if the Buyer discovers something unsatisfactory about either of the Company or the Sellers during its due diligence or (c) at the Closing if any of the conditions precedent to the performance of the Buyer's obligations at the Closing will not have been fulfilled.

       11.2.     Termination by the Company or the Sellers.  The Company and
                 -----------------------------------------
the Sellers may, without liability to the Buyer, terminate this Agreement by notice to the Buyer (a) at any time prior to the Closing if material default will be made by the Buyer in the observance or in the due and timely performance of any of the terms hereof to be performed by the Buyer that cannot be cured at or prior to the Closing or (b) at the Closing if any of the conditions precedent to the performance of the Company or the Sellers' obligations at the Closing have not been fulfilled.

       11.3.     Effect of Termination.  If this Agreement is terminated,
                 ---------------------
this Agreement, except for Sections 7.4 and 8.1, will no longer be of any force or effect and there will be no liability on the part of any party or its respective directors, officers, or shareholders except, in the case of termination because of a material default or material breach resulting from the willful fault of another party, the aggrieved party or parties may recover from the defaulting party the amount of expenses incurred by such aggrieved party or parties in connection with this Agreement and the transactions contemplated hereby which the aggrieved party or parties would otherwise have to bear pursuant to Section
13.6 of this Agreement. If this Agreement is terminated, Sections 7.4 and 8.1 will remain in full force and effect, and any party, or its respective directors, officers, agents or representatives, breaching Section 7.4 or Section
8.1 may be held liable for any such breach.

     12.  Indemnification.
          ---------------
          12.1.     Indemnification of the Buyer and the Company.
                    --------------------------------------------
                    (a) From and after the Closing Date, the Sellers will indemnify, defend, and hold harmless the Buyer and the Company and its officers, directors, shareholders, representatives, agents, and affiliates from, against, and in respect of all third party claims, liabilities, actions, suits, proceedings, assessments, judgments, losses, damages, costs, and expenses (including interest, penalties, and reasonable accountants', experts', and attorneys' fees and disbursements) (collectively, "Damages"), arising out of, relating to, or resulting from (i) any material inaccuracy or material breach of any of the written representations or warranties or the Sellers made in or pursuant to this Agreement or the Transaction Documents; (ii) the material breach of any covenant, obligation, or agreement of the Sellers to be performed, fulfilled, or complied with pursuant to this Agreement or the Transaction Documents; (iii) any material

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

misrepresentation, or the omission of any material fact (including without limitation, those facts required to make the facts otherwise set forth not misleading), in this Agreement or the Transaction Documents (including all Exhibits and Schedules hereto and thereto); (iv) the operation of the business of the Company prior to February 1, 1996, or the acts or omissions of any of the Company's officers, directors, shareholders, agents, or representatives prior to the Closing in connection with the operation of the Company's business except for the fiscally related matters which include, without limitation, accounts payable, accounts receivable, debts and obligations of the Company from February 1, 1996 to Closing; (v) any liabilities or responsibilities that remain with Company or Sellers or come into existence after Closing which result from the Company's purchase of all the partnership interests in the Goren Epic partnership or may arise independently from its individual partners; (vi) any and all taxes of any nature incurred by the Company prior to January 31, 1996;
(vii) the Company's ownership of real estate in Mexico, including but not limited to [Address]; (viii) unlawful, authorized, unauthorized or ultra vires
           ---------
actions of any employees prior to Closing; (ix) the relationship with On-Line Reservation Systems, Inc. or the Agreement by and On-Line Reservation Systems, Inc., a California Corporation, and Epic Enterprises of Nevada, Inc. dated September 15, 1994; (xi) with regard to the Sellers, any personal taxes incurred on or prior to the Closing Date, provided that no indemnification will be owed hereunder in any case where it is determined that Damages result solely from the gross negligence, willful misconduct, or bad faith of the party to be indemnified; and
(xii) the Company's Employee Benefit Plans and any other employee benefit agreement described in Section 5.14 hereinabove; provided, further, that the Sellers will not be liable for indemnification hereunder in respect of any breach of any warranty, representation, covenant, obligation, or agreement, or any material misrepresentation or omission, that is not made or is not to be performed by the Company or the Sellers.

                    (b) Sellers, jointly and severally, will indemnify and hold harmless Buyer for all undisclosed accounts payable or liabilities not listed on
Schedule 8.6 subject to the provisions of Section 2.2(f).

          12.2.     Indemnification of the Sellers.  From and after the Closing
                    ------------------------------
Date, the Buyer will indemnify, defend, and hold harmless the Sellers and its representatives, agents, and affiliates from, against, and in respect of all third party Damages arising out of, relating to, or resulting from (a) any material inaccuracy or material breach of any of the written representations or warranties of the Buyer made in or pursuant to this Agreement or the Transaction Documents; (b) the material breach of any covenant, obligation, or agreement of the Buyer to be performed, fulfilled, or complied with pursuant to this Agreement or the Transaction Documents; (c) any material misrepresentation or the omission of any material fact (including, without limitation, those facts required to make the facts otherwise set forth not misleading) in this Agreement or the Transaction Documents (including all Exhibits and Schedules hereto and thereto) or (d) the conduct and/or the operation of the Company after January 31, 1996; provided that no indemnification will be owed hereunder in any case where it is determined that Damages result solely from the gross negligence, willful misconduct, or bad faith of the Sellers or the Company (pre-Closing); provided, further, that the Buyer will not be liable for indemnification hereunder in respect of any breach of any warranty, representation, covenant, obligation, or agreement, or any material misrepresentation or omission, that is not made or is not to be performed by the Buyer.

          12.3.     Procedure for Indemnification.  After receipt by an
                    -----------------------------
indemnified party under Section 12.1 or 12.2 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement thereof, but the failure so to notify the indemnifying party shall not relieve it of any liability that it may have to any indemnified party except to the extent the indemnifying party demonstrates that the defense of such action is materially prejudiced thereby. If any such action shall be brought against an indemnified party and it shall give notice to the indemnifying party of the commencement thereof, the indemnified party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof with counsel satisfactory to such indemnified party and, after notice from the indemnifying party as such indemnified party of its election so to assume the defense thereof the indemnifying party shall not be liable to such indemnified party under such Section for any fees of other counsel or any other expenses, in each case subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation. If an indemnifying party assumes the defense of such an action, (a) no compromise or settlement thereof may be effected by the indemnifying party without the indemnified party's consent (which shall not be unreasonably withheld) unless (i) there is no finding or admission of any violation of law or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party and (ii) the sole relief provided is monetary damages that are paid in full by the indemnifying party and (b) the indemnifying party shall have no liability with respect to any compromise or settlements thereof effected without its consent (which will shall not unreasonably withheld). If notice is given to indemnifying party of the commencement of any action and it does not, within ten (10) days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense thereof, the indemnifying party shall be bound by any determination made in such action or any compromise or settlement thereof effected by the indemnified party. Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that an action may adversely affect it other than as a result of monetary damages, such indemnified party may, by notice to the indemnifying party assume the exclusive right to defend, compromise or settle such action, but the indemnifying party shall not be bound so defended or any compromise or settlement thereof effected without its consent (which shall not unreasonably withheld).

          12.4.     Survival of Representations, Warranties, Covenants and
                    ---------------------------------------- -------------
Indemnification.  The representations and warranties made in Sections  5 and 6
---------------
of this Agreement other than those in Sections 5.10, 5.14, 5.19, 5.20, 5.21 and
5.25 will survive the Closing and will expire upon the second anniversary of the Closing Date, except as to any matter as to which a reasonably specific good faith claim has been submitted in writing to the Buyer or the Sellers, as applicable, prior to such date. All representations and warranties contained in Sections 5.10, 5.14, 5.19, 5.20, 5.21 and 5.25 will survive until the expiration of the applicable statute of limitations period (including extensions thereof) for any claim in respect of matters covered by Sections 5.10, 5.14, 5.19, 5.20,
5.21 and 5.25 respectively. The covenants contained in Sections 7 and 8 of this Agreement and the provisions contained in Sections 2.2, 2.3, 2.4, and this
Section 12 will survive the Closing.

     13.  Miscellaneous.
          -------------

          13.1.     Complete Agreement; Amendments; Waivers.  This Agreement,
                    ---------------------------------------
together with the Exhibits and Schedules hereto, contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect thereto. This Agreement may be modified or amended only by a written instrument signed by the parties hereto. No provision of this Agreement may be waived without a written instrument signed by the waiving party. The failure of any party to require, in any one or more instances, the performance of any of the terms, covenants, or conditions of this Agreement will not be construed as a waiver or relinquishment of any rights granted hereunder or of the future performance of any such term, covenant, or condition, but the obligations of the parties with respect thereto will continue in full force and effect.

          13.2.     Counterparts.  This Agreement may be executed in two (2) or
                    ------------
more counterparts, each of which will be deemed an original, but all of which together will constitute one (1) and the same instrument.

          13.3.     Successors and Assigns.  This Agreement will inure to the
                    ----------------------
benefit of, and be binding upon, the parties hereto and their respective executors, heirs, and permitted assigns. Neither this Agreement nor any of the rights or obligations hereunder (or under any document delivered pursuant hereto) may be assigned by a party hereto without the prior written consent of the other parties.

          13.4.     Governing Law.  This Agreement will be construed and
                    -------------
enforced in accordance with the laws of the Commonwealth of Virginia without giving effect to its conflicts of law principles.

          13.5.     Notices.  All notices, claims, requests, demands, and other
                    -------
communications hereunder will be in writing and will be duly given if: (a) personally delivered or sent via telecopy, (b) sent by telegram (other than where original payment or other documents must be delivered) for delivery within 24 hours, or (c) sent by Federal Express, DHL Worldwide Express, or Airborne Courier (for next business day delivery), shipping prepaid, as follows:

          If to the Buyer, to:

                    Mark N. Sirangelo, President
                    PGI Company J
                    One Courthouse Metro
                    Suite 200
                    2200 Wilson Boulevard
                    Arlington, VA 22201-3324
                    (Telecopy number (703) 528-1724)

          with a copy to:

                    James N. Schwarz, Esq.
                    Ginsburg, Feldman and Bress, Chartered
                    1250 Connecticut Avenue, N.W.
                    Suite 700
                    Washington, D.C.  20036
                    (Telecopy number (202) 637-9195)

          If to the Parent, to:

                    Mark N. Sirangelo, President
                    Production Group International, Inc.

                    One Courthouse Metro
                    Suite 200
                    2200 Wilson Boulevard
                    Arlington, Virginia 22201-3324
                    (Telecopy number (703) 528-1724)

          If to the Company, pre-closing, to:

                    Mr. Harry Schwartz
                    Epic Enterprises, Inc.
                    8989 Rio San Diego Drive
                    Suite 160
                    San Diego, CA  92108

          If to the Company, post-closing, to:

                    Mark N. Sirangelo, President
                    PGI Company J
                    One Courthouse Metro
                    Suite 100
                    2200 Wilson Boulevard
                    Arlington, Virginia 22201-3324
                    (Telecopy number (703) 528-1724)


          If to the Sellers, to:

                    Harry Schwartz
                    650 Columbia Street
                    No. 112
                    San Diego, CA 92101

                    Charles Schwartz
                    655 India Street
                    No. 421
                    San Diego, CA 92101


          with a copy to:

                    Todd Kobernick, Esq.

                    3131 Camino Del Rio North, Suite 900
                    San Diego, CA  92108-5710

or such other address or addresses as the person to whom notice is to be given may have previously furnished to the others in writing in the manner set forth above. Notices will be deemed given at the time of personal delivery or completed telecopy, or, if sent by telegram twenty-four (24) hours after the time sent, or, if sent by Federal Express, DHL Worldwide Express, or Airborne Courier, one (1) business day after the date sent.

          13.6.     Expenses.  Except as otherwise expressly provided in this
                    --------
Agreement, each party hereto will bear its own expenses.

          13.7.     Headings; Form of Words.  The headings contained in this
                    -----------------------
Agreement (including but not limited to the titles of the Schedules and Exhibits hereto) have been inserted for the convenience of reference only, and neither such headings nor the placement of any term hereof under any particular heading will in any way restrict or modify any of the terms or provisions hereof. Terms used in the singular will be read in the plural, and vice versa, and terms used in the masculine gender will be read in the feminine or neuter gender when the context so requires, and vice versa.

          13.8.     Severability.  The provisions of this Agreement will be
                    ------------
deemed severable, and if any part of any provision is held to be illegal, void, voidable, invalid, nonbinding, or unenforceable in its entirety or partially or as to any party, for any reason, such provision may be changed consistent with the intent of the parties hereto, to the extent reasonably necessary to make provisions, as so changed, legal, valid, binding, and enforceable. If any provision of this Agreement is held to be illegal, void, voidable, invalid, non-binding, or unenforceable in its entirety or partially or as to any party, for any reason, and if such provision cannot be changed consistent with the intent of the parties hereto to make it fully legal, valid, binding and enforceable, then such provision will be stricken from this Agreement, and the remaining provisions of this Agreement will not in any way be affected or impaired, but will remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


                                      BUYER:

                                      PGI Company J



                                      By: /s/ Mark N. Sirangelo
                                          --------------------------------------
                                          Mark N. Sirangelo
                                          President and Chief Executive
                                          Officer


                                      SELLERS:

                                        /s/ Harry Schwartz
                                      ------------------------------------------
                                      Harry Schwartz


                                        /s/ Charles Schwartz
                                      ------------------------------------------
                                      Charles Schwartz


                                      COMPANY:

                                      EPIC ENTERPRISES, INC.


                                      By: /s/ Charles Schwartz
                                         --------------------------------------
                                      Name: Charles Schwartz
                                           --------------------------------
                                      Title: Chairman
                                            --------------------------